UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 8, 2021

The Kraft Heinz Company
(Exact name of registrant as specified in its charter)

Delaware	001-37482	46-2078182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices, including zip code)

(412) 456-5700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $0.01 par value	KHC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.
On March 8, 2021, George Zoghbi, a member of the Board of Directors (the “Board”) of The Kraft Heinz Company (the “Company”), informed the Company of his decision not to stand for re-election to the Board at the Company’s 2021 Annual Meeting of Stockholders (“2021 Annual Meeting”). Mr. Zoghbi will continue to serve through the remainder of his term. His decision not to stand for re-election is not the result of any disagreement with management or the Board related to the Company’s operations, policies, or practices. The Board is grateful for Mr. Zoghbi’s commitment and service to the Company and the Board. The Board has nominated Lori Dickerson Fouché and Miguel Patricio, the Company’s Chief Executive Officer, to be elected as directors at the 2021 Annual Meeting.
Ms. Fouché served as Senior Executive Vice President and Advisor to the Chief Executive Officer for Teachers Insurance and Annuity Association of America (“TIAA”), a financial services firm, from June 2020 to December 2020. Prior to that role, she served at TIAA as Senior Executive Vice President and Chief Executive Officer of TIAA Financial Solutions from August 2018 to June 2020. From 2013 to August 2018, Ms. Fouché held various roles at Prudential Financial, Inc. (“Prudential”), a financial services firm, including most recently as Group Head of Individual Solutions, responsible for Annuities, Individual Life Insurance, and Prudential Advisors from July 2017 to August 2018, President of Prudential Annuities from February 2015 to July 2017, and Chief Executive Officer of Prudential Group Insurance from February 2014 to February 2015. Prior to her roles at Prudential, she was President and Chief Executive Officer of Fireman’s Fund Insurance Company (“Fireman’s Fund”), held various other senior roles with Fireman’s Fund and Chubb & Son, Inc. (now Chubb Ltd.), an insurance company, and was a principal at The Parthenon Group LLC (now EY-Parthenon), a strategy consulting firm.
Mr. Patricio has been our Chief Executive Officer since June 2019. He previously served as Chief of Special Global Projects-Marketing at Anheuser-Busch InBev SA/NV (“AB InBev”) from January 2019 to June 2019, and, prior to that, as Chief Marketing Officer since 2012. Prior to his role as Chief Marketing Officer, Mr. Patricio served in various roles for AB InBev and its predecessor Companhia de Bebidas das Americas S.A. (“Ambev”) since joining Ambev in 1998, including as AB InBev’s Zone President Asia Pacific, Zone President North America, Vice President Marketing of North America, and Vice President Marketing. Mr. Patricio has also previously held several senior positions across the Americas at Philip Morris, The Coca-Cola Company, and Johnson & Johnson.
Ms. Fouché and Mr. Patricio are being nominated at the 2021 Annual Meeting along with Alexandre Behring, John T. Cahill, John C. Pope, Gregory E. Abel, João M. Castro-Neves, Timothy Kenesey, Elio Leoni Sceti, Susan Mulder, and Alexandre Van Damme, who will stand for re-election.

Exhibit No.	Description
99.1	The Kraft Heinz Company Press Release, dated March 12, 2021, relating to director nominees.
104	The cover page of The Kraft Heinz Company's Current Report on Form 8-K dated March 8, 2021, formatted in iXBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Kraft Heinz Company

Date: March 12, 2021	By:	/s/ Rashida La Lande
Rashida La Lande
Senior Vice President, Global General Counsel
and Head of ESG and Government Affairs;
Corporate Secretary

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